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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Post-Effective Amendment No. 7 to Registration Statement No. 333-112055 of our reports dated March 29, 2006 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

                      /s/ Deloitte & Touche LLP

New York, New York
May 15, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM